UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On September 13, 2021, First Foundation Inc., a Delaware corporation (the “Company”), held its special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals listed below, each of which was described in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on August 5, 2021 in connection with the Company’s proposed merger (the “Merger”) with TGR Financial, Inc., a Florida corporation (“TGR Financial”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger and Reorganization, dated June 2, 2021, by and between the Company and TGR Financial (the “Merger Agreement”).

At the close of business on July 26, 2021, the record date for the Special Meeting, there were 44,819,743 shares of Company common stock entitled to vote on each of the proposals listed below.

Proposal No. 1 – Merger Proposal

The stockholders voted to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the issuance of shares of Company common stock to the shareholders of TGR Financial in connection with the Merger. The voting results were as follows:

Votes For	Votes Against	Abstain
33,469,786	112,656	51,291

Proposal No. 2 – Adjournment Proposal

The stockholders voted to approve a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the merger proposal. The voting results were as follows:

Votes For	Votes Against	Abstain
31,518,244	2,031,070	84,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: September 13, 2021	By:	/s/ KEVIN L. THOMPSON
Kevin L. Thompson
Executive Vice President and Chief Financial Officer

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